UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 17, 2017
Cintas Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(513) 459-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of shareholders at the Annual Meeting held on October 17, 2017:

Item No. 1:    The shareholders elected the persons listed below as directors of the Corporation. The voting results were as follows:

Name	Shares For	Shares Against	Abstentions	Broker Non-Votes
Gerald S. Adolph	91,793,531	1,187,122	23,110	5,333,490
John F. Barrett	92,529,169	452,251	22,343	5,333,490
Melanie W. Barstad	92,549,153	431,007	23,603	5,333,490
Robert E. Coletti	89,168,732	3,812,619	22,412	5,333,490
Richard T. Farmer	89,240,646	3,744,648	18,469	5,333,490
Scott D. Farmer	90,960,331	1,735,346	308,086	5,333,490
James J. Johnson	92,528,604	451,726	23,433	5,333,490
Joseph Scaminace	91,773,145	1,122,619	107,999	5,333,490
Ronald W. Tysoe	85,557,760	7,393,596	52,407	5,333,490

Item No. 2:    The shareholders approved an advisory resolution on named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
92,125,552	839,375	38,836	5,333,490

Item No. 3:    The shareholders recommended, on an advisory basis, that the shareholder advisory vote on named executive officer compensation should occur every year. The voting results were as follows:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
85,075,355	54,344	7,845,002	29,062	5,333,490

The Company has determined that the shareholder advisory vote on named executive officer compensation will be held every year until the next vote on the frequency of such advisory votes.

Item No. 4:    The shareholders approved the ratification of the selection of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for fiscal 2018. The voting results were as follows:

For	Against	Abstain
96,816,651	1,494,375	26,227

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

Date: October 18, 2017	By:	/s/ J. Michael Hansen
J. Michael Hansen
Senior Vice President and Chief Financial Officer